Exhibit 99.1

Nexalin Technology Announces Pricing of $5.0 Million Public Offering of Common Stock

HOUSTON, TX, May 5, 2025 — Nexalin Technology, Inc. (Nasdaq: NXL; NXLIW) (the “Company” or “Nexalin”), the leader in Deep Intracranial Frequency Stimulation (DIFS™) of the brain, today announced the pricing of an underwritten public offering of 3,850,000 shares of its common stock at a price to the public of $1.30 per share. The gross proceeds from the offering to Nexalin are expected to be approximately $5.0 million, before deducting underwriting discounts and commissions and other offering expenses. The offering is expected to close on or about May 6, 2025, subject to customary closing conditions. In addition, Nexalin has granted the underwriters a 45-day option to purchase up to 577,500 additional shares of common stock at the public offering price, less the underwriting discounts and commissions.

Maxim Group LLC is acting as the sole book-running manager for the offering.

Nexalin intends to use the net proceeds from the offering for working capital and other general corporate purposes, including sales and marketing activities, product development and capital expenditures.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (“SEC”) on April 23, 2025, and declared effective by the

SEC on April 29, 2025. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting Maxim Group LLC at 300 Park Avenue, 16th Floor, New York, New York, telephone (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Nexalin Technology, Inc.

Nexalin designs and develops innovative neurostimulation products to uniquely help combat the ongoing global mental health epidemic. All Nexalin’s products are believed to be non-invasive and undetectable to the human body and are developed to provide relief to those afflicted with mental health issues. Nexalin utilizes bioelectronic medical technology to treat mental health issues. Nexalin believes its neurostimulation medical devices can penetrate structures deep in the mid-brain that are associated with mental health disorders. Nexalin believes the deeper-penetrating waveform in its next-generation devices will generate enhanced patient response without any adverse side effects. The Nexalin Gen-2 15 milliamp neurostimulation device has been approved in China, Brazil, and Oman. Additional information about the Company is available at: https://nexalin.com/.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this press release. These forward-looking statements involve substantial risks and uncertainties. Any statements in this press release other than statements of historical fact, including statements about the Company’s future expectations, plans and prospects, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s financial and operating results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements, including the factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statement represents the Company’s views only as of the date of this press release. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law even if new information becomes available in the future.

Investor Contacts:

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: NXL@crescendo-ir.com